EXHIBIT (10f.-1)

                              AMENDMENT NO. 1

                                  TO THE

                       NORTHWEST NATURAL GAS COMPANY

                   DIRECTORS DEFERRED COMPENSATION PLAN

                          EFFECTIVE JUNE 1, 1981

                      RESTATED AS OF JANUARY 1, 1988



     This Amendment No. 1 to the Northwest Natural Gas Company Directors Deferred Compensation Plan, effective June 1, 1981, restated as of January 1, 1988 (the "Plan"), is effective as of February 23, 1995 and has been executed as of this 27th day of February 1995.

     The Plan is hereby amended as follows:

     FIRST:  Section 8 is amended to read as follows:

  8. CHANGE IN CONTROL. "Change in Control" means a change in control of the Board of Directors or a change in the power to effect such a change in control as a result of (i) a contest for the control of the Corporation, (ii) the consolidation of the Corporation with, or merger of the Corporation into, another company, without the consent of the Board, (iii) the acquisition of the Corporation, a controlling interest in the Corporation of all or substantially all of the assets of the Corporation by another company without the consent of the Board, or (iv) the cessation of the corporation existence in full force and effect as a result of any circumstances or event. In the event of a Change in Control, any lump sum payment or the first annual payment, as elected by the Director in Section 5(b) above, shall be made immediately, with any subsequent annual payments to be made on an annual basis thereafter for the duration elected by the Director in the participation agreement.

  SECOND: Except as provided herein, all other Plan provisions shall remain in full force and effect.
  IN WITNESS WHEREOF, Northwest Natural Gas Company has caused this Amendment No. 1 to be executed as of the date first written above.


                      NORTHWEST NATURAL GAS COMPANY


                      By:  /s/ Robert L. Ridgley
                           ------------------------
                      Its: President and CEO